SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2004 (February 26, 2004)

i2 Telecom International, Inc.

(Exact name of registrant as specified in its charter)

Washington	0-27704	91-1426372

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Yamato Road, Suite 2112, Boca Raton, Florida	33431

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561)-994-5379

Digital Data Networks, Inc., 3102 Maple Avenue, Suite 230, Dallas Texas 75201

(Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of the Registrant.

     The information required to be disclosed pursuant to this Item 1 is incorporated herein by reference to the information set forth in Item 2 below.

Item 2. Acquisition or Disposition of Assets.

     On February 27, 2004, i2 Telecom International, Inc., a Washington corporation formerly known as Digital Data Networks, Inc. (the “Company”), announced that it had consummated the merger (the “Merger”) of DDN Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), with and into i2 Telecom International, Inc., a Delaware corporation (“i2 Delaware”), whereby i2 Delaware became a wholly-owned subsidiary of the Company pursuant to that certain Agreement and Plan of Merger, dated as of January 30, 2004, among the Company, Merger Sub and i2 Delaware (the “Merger Agreement”). Prior to the Merger, i2 Delaware provided low-cost telecommunications services employing next-generation Voice over Internet Protocol technology (“VoIP”). The Company intends that i2 Delaware will continue to provide similar services after the Merger.

     Pursuant to the Merger Agreement, at the effective time of the Merger, (i) all outstanding shares of common stock, $0.01 par value per share, of i2 Delaware, were converted into the right to receive an aggregate of 5,160,722 shares of the Company’s common stock, no par value (the “Company Common Stock”), and 135,000 shares of the Company’s preferred stock series B, no par value (the “Company Preferred Stock Series B”); (ii) all outstanding shares of preferred stock series A-1, $1.00 par value per share, of i2 Delaware were converted into the right to receive 22,500 shares of the Company’s preferred stock series A-1, no par value (the “Company Preferred Stock Series A-1”); (iii) all outstanding shares of preferred stock series A-2, $1.00 par value per share, of i2 Delaware were converted into the right to receive an aggregate of 30,600 shares of the Company’s preferred stock series A-2, no par value (the “Company Preferred Stock Series A-2”); and (iv) all outstanding shares of preferred stock series B, $1.00 par value per share, of i2 Delaware were converted into the right to receive an aggregate of 100,000 shares of the Company’s preferred stock series C, no par value (the “Company Preferred Stock Series C”, and, together with the Company Preferred Stock Series A-1, Company Preferred Stock Series A-2 and Company Preferred Stock Series B, the “Company Preferred Stock”). Furthermore, outstanding options and warrants to purchase i2 Delaware’s common stock were converted in the Merger into options to purchase shares of Company Preferred Stock Series B as more fully described in the Merger Agreement.

     Additionally, in connection with the Merger and in accordance with the Merger Agreement, the former stockholders of i2 Delaware’s capital stock may be entitled to receive up to an aggregate of 573,414 shares of Company Common Stock, 15,000 shares of Company Preferred Stock Series B, 2,500 shares of Company Preferred Stock Series A-1 and 3,400 shares of Company Preferred Stock Series A-2 as contingent consideration based upon the outcome of certain legal proceedings pending against i2 Delaware (the “Contingent Consideration”).

     Holders of Company Preferred Stock are entitled to vote on all matters voted on by holders of Company Common Stock, voting on an as if converted into Company Common Stock basis. As a result of the Merger, former stockholders of i2 Delaware became entitled to receive

88.44% of the outstanding voting securities of the Company, assuming the issuance of all shares of Company Common Stock and Company Preferred Stock constituting the Contingent Consideration.

     The Company Preferred Stock is convertible into Company Common Stock, subject to the effectiveness of an amendment to the Company’s Articles of Incorporation increasing the authorized number of shares of Company Common Stock to a number sufficient to permit the conversion of all outstanding shares of Company Preferred Stock. Such amendment will require the approval of the shareholders of the Company. Upon the effectiveness of such amendment, Company Preferred Stock Series B and Company Preferred Stock Series C shall automatically convert into Company Common Stock, and Company Preferred Stock Series A-1 and Company Preferred Stock Series A-2 may convert into Company Common Stock at the option of the holder. Each share of Company Preferred Stock converts, subject to the effectiveness of an amendment to the Company’s Articles of Incorporation as described herein, into Company Common Stock as follows:

(i)	one share of Company Preferred Stock Series B converts into 62.710656832559200 shares of Company Common Stock;

(ii)	one share of Company Preferred Stock Series A-1 converts into 265.75209489446600 shares of Company Common Stock, subject to certain adjustments;

(iii)	one share of Company Preferred Stock Series A-2 converts into 221.46001394340400 shares of Company Common Stock, subject to certain adjustments; and

(iv)	one share of Company Preferred Stock Series C converts into 33.219011861808200 shares of Company Common Stock.

     Pursuant to the Merger Agreement, effective February 26, 2004, all of the executive officers of the Company resigned, and the executive officers of i2 Delaware were appointed as the executive officers of the Company. The Merger Agreement also contemplates a majority change in the Company’s Board of Directors. Effective February 26, 2004, Paul R. Arena, a director and executive officer of i2 Delaware, was appointed to the Company’s Board of Directors. Donald B. Scott, Jr. and James F. Biagi. Jr., two of the three directors of the Company immediately prior to the Merger, will resign from the Company’s Board of Directors conditioned upon the fulfillment of the requirements of Rule 14f-1 of the Exchange Act of 1934, as amended. Upon such resignations, Audrey L. Braswell, Bernard Kossar, Hubert Phipps and Anthony F. Zalenski, all current directors of i2 Delaware, will be appointed to the Company’s Board of Directors.

     The merger consideration in the Merger was determined as a result of negotiations between the Company and i2 Delaware, and the Merger was approved by the Boards of Directors of the Company, i2 Delaware and Merger Sub, and the stockholders of i2 Delaware and Merger Sub. The approval of the Merger by the shareholders of the Company was not necessary in order to consummate the Merger. Prior to the Merger, neither the Company nor any of its affiliates, directors or officers, nor any associate of any such director or officer, had any relationship with i2 Delaware.

     The shares of Company Common Stock and Company Preferred Stock issuable in connection with the Merger, including shares constituting any Contingent Consideration which becomes issuable pursuant to the terms of the Merger Agreement, will be issued without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration set forth in Section 4(2) of such act.

     On March 1, 2004, the Company announced that, effective February 27, 2004, pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of January 30, 2004, between the Company and InTransit Media, Inc. (“InTransit”), as amended by the First Amendment to Asset Purchase Agreement (the “First Amendment”), dated as of February 26, 2004, between the Company and InTransit, the Company sold substantially all of its assets relating to the operations of its wireless mass transit passenger advertising business in exchange for InTransit assuming certain obligations and liabilities relating to such assets (the “Asset Sale”). The terms of the Asset Sale were determined as a result of negotiations between the Company and InTransit, and the Asset Sale was approved by the Boards of Directors of the Company and InTransit. The officers and directors of InTransit are former officers of the Company who resigned their positions with the Company effective as of February 26, 2004, the effective date of the Merger.

     As a result of the Merger and the Asset Sale, the operations of the Company now consist of the operations of its wholly-owned subsidiary, i2 Delaware, a low-cost telecommunications service provider employing next-generation VoIP technology.

     The descriptions contained herein of the Merger, the Merger Agreement, the Asset Sale and the Asset Purchase Agreement are qualified in their entirety by reference to the Merger Agreement, the Asset Purchase Agreement and the First Amendment which are listed as Exhibits 2.1, 2.2 and 2.3 to this Report and incorporated herein by reference.

Item 5. Other Events and Required FD Disclosure.

     Subsequent to the Merger, effective March 5, 2004, the Company changed its name from “Digital Data Networks, Inc.” to “i2 Telecom International, Inc.”. The Company’s Board of Directors approved and authorized the name change, and the approval of the shareholders was not required.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired. Included in this Current Report (See “Index to Financial Statements” attached hereto) are the consolidated financial statements of i2 Delaware for the periods ended December 31, 2003 and 2002, together with the notes thereto, which have been audited by the independent accounting firm of Freedman & Goldberg, whose opinion thereon is included herein.

(b)	Pro Forma Financial Information. Included in this Current Report (See “Index to Financial Statements” attached hereto) are the following unaudited pro forma financial statements of the Company, together with the notes thereto:

	(i)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2003; and

	(ii)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated January 30, 2004, between the Company, Merger Sub and i2 Delaware. (Certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request).(*)

2.2	Asset Purchase Agreement, dated January 30, 2004, between the Company and InTransit Media, Inc.(*)

2.3	First Amendment to Asset Purchase Agreement, dated February 26, 2004, between the Company and InTransit Media, Inc.(**)

99.1	Press Release dated February 27, 2004.

99.2	Press Release dated March 1, 2004.

     (*) Incorporated by reference to the Current Report on Form 8-K filed by the Company on February 2, 2004.

     (**) Incorporated by reference to Exhibit 2.3 to the Schedule 13D filed on March  8, 2004 by Paul Arena with respect to ownership of the Company's securities.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
	By:	/s/ Paul Arena
Paul Arena
Dated: March 12, 2004		Chief Executive Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated January 30, 2004, between the Company, Merger Sub and i2 Delaware. (Certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request).(*)

2.2	Asset Purchase Agreement, dated January 30, 2004, between the Company and InTransit Media, Inc.(*)

2.3	First Amendment to Asset Purchase Agreement, dated February 26, 2004, between the Company and InTransit Media, Inc.(**)

99.1	Press Release dated February 27, 2004.

99.2	Press Release dated March 1, 2004.

(*) Incorporated by reference to the Current Report on Form 8-K filed by the Company on February 2, 2004.

(**) Incorporated by reference to Exhibit 2.3 to the Schedule 13D filed on March  8, 2004 by Paul Arena with respect to ownership of the Company's securities.

FREEDMAN & GOLDBERG
CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
ERIC W. FREEDMAN
MICHAEL GOLDBERG	TRI-ATRIA
DAVID C. GRIEP	32255 NORTHWESTERN HIGHWAY, SUITE 298
JULIE A. CHEEK	FARMINGTON HILLS, MICHIGAN 48334
WILLIAM A. MARSHALL	(248) 626-2400
AMY S. JACKNOW	FAX: (248) 626-4298
GLORIA K. MOORE

Independent Auditors’ Report

To the Board of Directors
i2 Telecom International, Inc. and Subsidiary
Boca Raton, Florida

We have audited the accompanying consolidated balance sheets of i2 Telecom International, Inc. and Subsidiary (A Development Stage Enterprise) as of December 31, 2003 and 2002 and the related consolidated statement of operations, stockholders’ equity, and cash flows for the periods ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessment of the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of i2 Telecom International, Inc. and Subsidiary as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the periods ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

Respectfully,

/s/ Freedman & Goldberg

Freedman & Goldberg
Certified Public Accountants

Farmington Hills, Michigan
January 31, 2004

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS

As of December 31, 2003 and 2002

ASSETS

	2003	2002
Current Assets Cash	$671,421	$1,479
Accounts Receivable	146,738	-0-
Inventories	767,011	335,327
Prepaid Expenses and Other Current Assets	19,534	22,215

Total Current Assets	1,604,704	359,021

Property and Equipment, Net	830,296	91,137
Other Assets
Intangible Assets, Net of Accumulated Amortization of $215,660 and $-0-, respectively	3,072,287	3,198,289
Deposits	43,064	23,487

Total Other Assets	3,115,351	3,221,776

Total Assets	$5,550,351	$3,671,934

The accompanying notes are an integral part of the financial statements.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS

As of December 31, 2003 and 2002

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

	2003	2002
Current Liabilities
Accounts Payable and Accrued Expenses	$756,490	$753,033
Deferred Revenue	100,000	-0-
Notes Payable	350,000	350,000
Notes Payable-Related Parties	225,000	106,000

Total Current Liabilities	1,431,490	1,209,033

Stockholders’ Equity (Deficit)
Preferred Stock, $1.00 Par Value, 1,000,000 Shares Authorized, 59,000 Shares and -0- Shares Issued and Outstanding, respectively	59,000	-0-
Common Stock, $.001 Par Value, 10,000,000 Shares Authorized, 2,039,445 Shares and 1,945,853 Shares Issued and Outstanding, respectively	20,394	19,459
Restricted Share Units (Related to Common Shares) 239,481 and -0- Units Issued and Outstanding, respectively	718,443	-0-
Additional Paid-In Capital	10,177,041	4,223,272
Accumulated Deficit During The Development Stage	(6,856,017)	(1,501,409)

	4,118,861	2,741,322
Less: Notes Receivable from Stock Sales	-0-	(278,421)

Total Stockholders’ Equity (Deficit)	4,118,861	2,462,901

Total Liabilities and Stockholders’ Equity (Deficit)	$5,550,351	$3,671,934

The accompanying notes are an integral part of the financial statements.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF OPERATIONS

From the Date of Inception (February 28, 2002) through December 31,2003

	Cumulative From		From
	Inception	For the	Inception
	February 28, 2002 to	Year Ended	February 28 to
	December 31, 2003	December 31, 2003	December 31, 2002
Revenue	$146,665	$146,665	$-0-
Cost of Revenue	412,213	395,251	16,962

Gross Profit (Loss)	(265,548)	(248,586)	(16,962)
General and Administrative Expenses	6,253,990	4,778,042	1,475,948

Loss From Operations	(6,519,538)	(5,026,628)	(1,492,910)

Other Income (Expense)
Interest Income	10,193	7,272	2,921
Interest Expense	(228,672)	(217,252)	(11,420)
Loss on Subscription List	(118,000)	(118,000)	-0-

Total Other Income (Expense)	(336,479)	(327,980)	(8,499)

Net Income (Loss)	$(6,856,017)	$(5,354,608)	$(1,501,409)

Weighted Average Common Shares:
Basic	1,791,651	1,937,829	1,542,329
Diluted	2,815,387	3,509,877	1,630,860
Earnings Per Common Share:
Basic	$(3.83)	$(2.76)	$(.97)
Diluted	$(2.37)	$(1.47)	$(.92)

The accompanying notes are an integral part of the financial statements.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

From the Date of Inception (February 28, 2002) through December 31,2003

	Preferred	Preferred	Common	Common
	Stock	Stock	Stock	Stock	Restricted
	Shares	Par Value	Shares	Par Value	Units
Balance, February 28, 2002	-0-	$-0-	-0-	$-0-	-0-
Sale of common stock, at $.01/share	-0-	-0-	597,500	5,975	-0-
Sale of common stock, at $$2.00/share	-0-	-0-	835,000	8,350	-0-
Sale of common stock, at $5.00/share	-0-	-0-	190,000	1,900	-0-
Issuance of common stock, at $5.00/share, in Connection with Super-Caller acquisition	-0-	-0-	323,353	3,234	-0-
Payments received on notes receivable	-0-	-0-	-0-	-0-	-0-
Net Loss for the period ended December 31, 2002	-0-	-0-	-0-	-0-	-0-

Balance, December 31, 2002	-0-	-0-	1,945,853	19,459	-0-
Cancellation of notes Receivable	-0-	-0-	(39,750)	(397)	-0-
Sale of common stock, at $.01/share	-0-	-0-	60,000	600	-0-
Issuance of common stock, at $2.50 per share for payment of interest on convertible notes through July 1, 2003	-0-	-0-	25,260	252	-0-
Issuance of common stock, at $3.00/share for payment of interest on convertible notes through December 31, 2003	-0-	-0-	48,082	480	-0-
Conversion of convertible Notes	59,000	59,000	-0-	-0-	-0-
Payments received on notes receivable	-0-	-0-	-0-	-0-	-0-
Settlement of Stock Appreciation Rights	-0-	-0-	-0-	-0-	239,481
Net Loss for the year ended December 31, 2003	-0-	-0-	-0-	-0-	-0-

Balance, December 31, 2003	59,000	$59,000	2,039,445	$20,394	239,481

The accompanying notes are an integral part of the financial statements.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

From the Date of Inception (February 28, 2002) through December 31, 2003

				Notes
	Restricted	Additional		Receivable
	Units	Paid-In	Accumulated	From Stock
	Value	Capital	Deficit	Sales	Total
Balance, February 28, 2002	$-0-	$-0-	$-0-	$-0-	$-0-
Sale of common stock, at $.01/share	-0-	-0-	-0-	-0-	5,975
Sale of common stock, at $$2.00/share	-0-	1,661,650	-0-	(305,500)	1,364,500
Sale of common stock, at $5.00/share	-0-	948,100	-0-	-0-	950,000
Issuance of common stock, at $5.00/share, in Connection with Super-Caller acquisition	-0-	1,613,522	-0-	-0-	1,616,756
Payments received on notes receivable	-0-	-0-	-0-	27,079	27,079
Net Loss for the period ended December 31, 2002	-0-	-0-	(1,501,409)	-0-	(1,501,409)

Balance, December 31, 2002	-0-	4,223,272	(1,501,409)	(278,421)	2,462,901
Cancellation of notes Receivable	-0-	(79,103)	-0-	79,500	-0-
Sale of common stock, at $.01/share	-0-	-0-	-0-	-0-	600
Issuance of common stock, at $2.50 per share for payment of interest on convertible notes through July 1, 2003	-0-	62,898	-0-	-0-	63,150
Issuance of common stock, at $3.00/share for payment of interest on convertible notes through December 31, 2003	-0-	128,974	-0-	-0-	129,454
Conversion of convertible Notes	-0-	5,841,000	-0-	-0-	5,900,000
Payments received on notes receivable	-0-	-0-	-0-	19,412	19,412
Settlement of Stock Appreciation Rights	718,443	-0-	-0-	179,509	897,952
Net Loss for the year ended December 31, 2003	-0-	-0-	(5,354,608)	-0-	(5,354,608)

Balance, December 31, 2003	$718,443	$10,177,041	$(6,856,017)	$-0-	$4,118,861

The accompanying notes are an integral part of the financial statements.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS

From the Date of Inception (February 28, 2002) through December 31, 2003

	Cumulative From		From
	Inception	For the	Inception
	February 28 to	Year Ended	February 28 to
	December 31, 2003	December 31, 2003	December 31, 2002
Cash Flows From Operations
Net Loss From Continuing Operations	$(6,856,017)	$(5,354,608)	$(1,501,409)
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities
Depreciation and Amortization	368,048	364,188	3,860
Interest Paid Via Issuance of Stock	192,604	192,604	-0-
Stock Compensation	897,952	897,952	-0-
(Increase) Decrease In:
Accounts Receivable	(146,738)	(146,738)	-0-
Inventories	(572,249)	(431,684)	(140,565)
Prepaid Expenses	(16,534)	2,681	(19,215)
Other Assets	(43,064)	(19,577)	(23,487)
Increase (Decrease) In:
Accounts Payable and Accrued Expenses	553,705	3,457	550,248
Deferred Revenue	100,000	100,000	-0-

Net Cash Used In Operating Activities	(5,522,293)	(4,391,725)	(1,130,568)

Cash Flows From Investing Activities
Equipment Purchases	(963,919)	(887,687)	(76,232)
Payments for Patents and Trademarks	(97,029)	(89,658)	(7,371)
Investment in Subsidiary	(1,239,422)	-0-	(1,239,422)

Net Cash Used In Investing Activities	(2,300,370)	(977,345)	(1,323,025)

Cash Flows From Financing Activities
Net Proceeds From Shareholder Loans	225,000	219,000	6,000
Process from Issuance of Convertible Notes	5,900,000	5,900,000	-0-
Proceeds From Notes Payable	100,000	-0-	100,000
Payment of Notes Payable	(100,000)	(100,000)	-0-
Issuance of Common Stock	2,321,076	600	2,320,476
Proceeds from Stock Notes Receivable	46,491	19,412	27,079
Cash From Subsidiary Acquired Via Stock Exchange	1,517	-0-	1,517

Net Cash Provided By Financing Activities	8,494,084	6,039,012	2,455,072

Increase (Decrease) in Cash	671,421	669,942	1,479
Balance, Beginning of Period	-0-	1,479	-0-

Balance, End of Period	$671,421	$671,421	$1,479

The accompanying notes are an integral part of the financial statements.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003 and 2002

Note 1. Summary of Significant Accounting Policies

This summary of significant accounting policies of i2 Telecom International, Inc. and Subsidiary (the Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

A.	Nature of Operations – The Company was incorporated under the laws of the State of Delaware on February 28, 2002. The Company, headquartered in Boca Raton, Florida, is a telecommunications service provider employing next generation Voice over Internet Protocol (“VoIP”) technology. The Company has proprietary patent pending technology that allows transmission of VoIP, connection to long distance public-switched telephone network (“PSTN”), and other enhanced communications services through an Internet Access Device (“IAD”).

The Company has targeted specific markets that are connected to the Internet. Customers will be supplied an i2 Telecom “IAD” micro gateway, which will enable them to: 1) make, at no cost other than the initial cost of micro gateway and the subscription fee, unlimited calls to other i2 Telecom subscribers – anywhere in the world using the customer’s existing phone (no new or special IP phone required); 2) make long distance calls to people who use a normal telephone line using the i2 Telecom least cost routing network that will provide competitive long distance rates; and 3) an “IAD” that works with either a broadband (DSL, Cable, etc.) or dial up service.

B.	Basis of Consolidation – The consolidated financial statements include the accounts of SuperCaller Community, Inc., a wholly owned subsidiary located in Redwood City, California. All significant intercompany accounts and transactions have been eliminated in consolidation.

C.	Revenues – The Company recognizes revenue from sale of its i2 Telecom “IAD” micro gateway at time of shipment. Revenues from per-minute charges and user fees are recognized as incurred by its customers.

D.	For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

E.	Inventories – Inventories are stated at lower of cost or market. Cost is determined on the first-in, first-out (FIFO) basis. Inventory classifications as of December 31, 2003 and 2002 consisted of the following:

	2003	2002
Raw Material	$200,325	$335,327
Work in Process	325,956	-0-
Finished Goods	240,730	-0-

	$767,011	$335,327

Note 1. Summary of Significant Accounting Policies – (continued)

F.	Property, Equipment and Related Depreciation – Property and equipment are recorded at cost. Depreciation is computed by the straight-line method for financial and tax reporting purposes. Estimated lives range from five to ten years. When properties are disposed of, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss on

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003 and 2002

disposition is recognized currently. Maintenance and repairs which do not improve or extend the lives of assets are expensed as incurred.

G.	Intangible Assets – The Company has capitalized certain costs related to registering a trademark and patent pending technology. These costs are being amortized on a straight-line basis over its estimated lives of twenty years and fifteen years, respectively.

H.	In accordance with SFAS No. 121, the Company reviews its long-lived assets, including property and equipment, goodwill and other identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value. The Company had no impairment of assets during the periods ended December 31, 2003 and 2002.

I.	Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

J.	Income Taxes – The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

K.	Research and Development Expenses – The Company expenses research and development expenses as incurred. Amounts payable to third parties under product development agreements are recorded at the earlier of the milestone achievement, or when payments become contractually due.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 2. Property and Equipment

The major components of property and equipment at December 31, 2003 and 2002 are as follows:

	2003	2002
Network Equipment	$136,677	$-0-
Office Equipment	84,160	24,638
Software	692,565	28,600
Lab Equipment	23,864	5,600
Furniture and Fixtures	50,109	40,851

	987,375	99,688
Less: Accumulated Depreciation	157,079	8,551

Net Property and Equipment	$830,296	$91,137

Depreciation charged to operations was $148,528 and $3,860 for the periods ended December 31, 2003 and 2002, respectively.

Note 3. Intangible Assets

Intangible assets at December 31, 2003 and 2002 consisted of the following:

	Amortization
Amortized Intangibles	Period	2003	2002
Patent Pending Technology	15 Years	$3,251,695	$3,198,289
Trademark	20 Years	36,252	-0-

		3,287,947	3,198,289
Accumulated Amortization		215,660	-0-

Balance, net		$3,072,287	$3,198,289

Amortization charged to continuing operations was $215,660 and $-0- for the periods ended December 31, 2003 and 2002, respectively.

Note 4. Notes Receivable From Stock Sales

Notes receivable from stockholders represent amounts owed to the Company by certain stockholders for the purchase of common stock of the Company. The notes call for a 3% interest rate and aggregate monthly payments of $4,000 being made through payroll deduction, generally over a 26-month period. During the year ended December 31, 2003, the Company suspended monthly payments as part of a compensation reduction plan. The common stock is being held as collateral for the notes. On December 31, 2003 all outstanding notes and accrued interest were cancelled as part of an agreement to cancel the Company’s outstanding Stock Appreciation Rights (See Note 13).

Note 5. Notes Payable

Notes payable consist of three notes payable in the amounts of $50,000, $50,000 and $250,000, at interest rates of 8%, 6% and 6%, respectively, due to two individuals and one corporation who were previously affiliated with SuperCaller (see Note 11).

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

The principal and all accrued interest are due and payable upon the Company obtaining certain levels of equity funding. These funding levels are expected to be met prior to December 31, 2004, therefore the entire $350,000 obligation is reported as a current liability.

Note 6. Notes Payable – Related Parties

As of December 31, 2003 and 2002 the Company owed $225,000 and $106,000, respectively to certain shareholders for various advances made to the Company. The advances are unsecured and due on demand.

Note 7. Issuance of Convertible Note Payable and Conversion to Preferred Stock

During the year ended December 31, 2003, the Company issued two separate series of 6% convertible notes payable totaling $5,900,000. The first issuance consisted of a total of $2,500,000 in notes convertible into the Company’s common stock, $.01 par value, at any time on the basis of $2.50 per share, subject to adjustment for any stock split, reverse stock split, stock dividend or similar transactions. The second issuance consisted of a total of $3,400,000 in notes convertible into the Company’s common stock, $.01 par value, at any time on the basis of $3.00 per share, subject to the same terms as the previous issuance.

On December 31, 2003, with the consent of all note holders, the Company converted all $5,900,000 of its convertible notes outstanding in exchange of 59,000 shares of its preferred stock, $1.00 par value, at a rate of 1 share of the Company’s preferred stock for every $100 of unpaid principal.

In addition, all accrued and unpaid interest was paid in shares of the Company’s common stock, $.01 par value, with each such share valued at the conversion price associated with the note. Total interest paid and shares of common stock issued were $191,872 and 73,342, respectively.

Note 8. Per Share Computation

Earnings per share have been calculated based on the weighted average number of shares outstanding.

Note 9. Income Taxes

The Company has incurred a net operating loss for federal income tax purposes of $4,668,223 and $1,329,755 in 2003 and 2002, respectively, which it has elected to carry forward, therefore the Company has not recorded any current tax accrual. Additionally, from the SuperCaller Community, Inc. acquisition the Company has a net operating loss carry forward of $160,599. The Company has total net operating loss carry forwards which expire as follows:

2022	$160,599
2023	6,194,907

$6,355,506

Deferred taxes are detailed as follows:

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

	2003	2002
Deferred Income Tax Assets
Net Operating Loss Available	$2,160,872	$506,720
Amortization of R&D Expenses	439,490	488,322
Accrued Expenses	244,271	57,930

	2,844,633	1,052,972
Valuation Allowance	2,844,633	1,052,972

Net Deferred Income Tax Asset	$-0-	$-0-

The valuation allowance is evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer required. Due to the above valuation allowance, the Company has not recorded any assets for deferred taxes as of December 31, 2003 and 2002.

Note 10. Supplemental Cash Flow Disclosures

Interest received and paid, income taxes paid and non-cash transactions incurred during the periods ended December 31, 2003 and 2002 was as follows:

	2003	2002
Interest Received	$7,237	$2,921

Interest Paid	4,711	9,106

Income Taxes	$-0-	$-0-

Non-Cash Transactions:
Stock purchase of Subsidiary	-0-	1,616,755
Cancellation of Stock Notes	79,500	-0-
Payment of Interest via Stock	192,605	-0-
Conversion of Debt to Stock	5,900,000	-0-
Cancellation of Stock Appreciation Rights	897,952	-0-

Note 11. Acquisition of Subsidiary

In June 2002, the Company invested in a technology development company called SuperCaller Community, Inc. (“SuperCaller”) of Mountain View, California and simultaneously entered into an exclusive worldwide marketing, manufacturing and distributions agreement with SuperCaller. On December 31, 2002, i2 Telecom completed the acquisition of SuperCaller by acquiring 100% of its outstanding common shares. The results of SuperCaller’s operations have been included in the consolidated financial statement since that date. SuperCaller possesses leading edge VoIP technology in the areas of telephony protocol engine, audio compression enhancement and echo cancellation. As a result of the acquisition, the Company expects its proprietary technology will provide meaningful competitive advantages as compared to the technology of other VoIP providers. It also expects to reduce costs through economies of scale.

The aggregate purchase price was $2,326,635, including cash of $600,000, common stock valued at $1,616,755, and transaction costs of $109,880. The value of the 337,962 common shares issued was determined based on the market price of i2 Telecom’s common shares over the 4-week period before and after the terms of the acquisition were agreed to.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

The Company accounted for this acquisition using the purchase method of accounting. The estimated fair value of assets acquired and liabilities assumed at the date of acquisition was as follows:

Current Assets	$199,279
Property and Equipment	18,766
Proprietary Un-patented Technology	3,190,917

Total Assets	3,408,962

Current Liabilities	(1,082,327)
Long-Term Debt	-0-

Total Liabilities Assumed	(1,082,327)

Net Assets Acquired	$2,326,635

On a pro-forma basis, reflecting this acquisition as if it had taken place at the beginning of the respective periods, net revenues, net earnings (loss) and earnings (loss) per share for the periods ended December 31, 2003 and 2002 would have been as follows:

	2003	2002
Net Revenues	$-0-	$-0-

Net Loss	$(5,354,608)	$(3,643,964)

Net Loss per Share
Basic	$(2.76)	$(2.36)
Diluted	$(1.526)	$(2.23)

The above pro-forma results are not indicative of either future financial performance or actual results which would have occurred had the acquisition taken place at the beginning of the respective periods.

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 12. Stock Options and Warrants

During 2002, the Company’s board of directors approved a stock option plan to officers, directors and certain key employees. Generally, the options vest based on the attainment of certain performance criteria set forth in the option agreements. In additions, the Company has issued stock warrants to key employees, consultants, and certain investors, with expiration dates of one-to-five years. The Company accounts for its stock option plan in accordance with the provisions of Account Principles Board (APB) Opinion 25, “Accounting for Stock Issued to Employees”, and related interpretations. As such, compensation expenses are recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price, the intrinsic value method. Under SFAS 123, “Accounting for Stock-Based Compensation”, entities are permitted to recognize as expense, over the vesting period, the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 also allows entities to continue to apply the provisions of APB Opinion 25 and provide pro forma net income (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion 25 and provide the pro forma disclosures required by SFAS 123. All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS 123 and related interpretations.

Stock compensation expense is comprised of the amortization of deferred compensation resulting from the grant of stock options to employees at exercise or sale prices deemed to be less than fair value of the common stock at grant date, net of forfeitures related to such employees who terminated service while possessing unvested stock options, as these terminated employees have no further service obligations.

The following table summarizes relevant information as to reported results under the Company’s intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provisions of SFAS 123 had been applied for the periods ended December 31, 2003 and 2002.

	2003	2002
Net Loss, as reported	$(5,354,608)	$(1,501,409)
Add: Stock-based employee compensation expense attributable to common stock options	-0-	-0-
Less: Stock-based employee compensation expense attributable to common stock options determined under fair value based method	(87,384)	(20,172)

Net Loss, as Adjusted	$(5,441,992)	$(1,521,581)

Loss Per Share-Basic, as Reported	$(2.76)	$(.97)

Loss Per Share-Diluted, as Reported	$(1.47)	$(.92)

Loss Per Share-Basic, as Adjusted	$(2.81)	$(.99)

Loss Per Share-Diluted, as Adjusted	$(1.55)	$(.93)

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Note 12. Stock Options and Warrants – (continued)

The summary of the status of the Company’s stock option plan as of December 31, 2003 and 2002 and changes during the periods then ended is as follows:

	2003		2002
		Weighted		Weighted
	Number of	Average	Number of	Average
	Options/	Exercise	Options/	Exercise
	Warrants	Price	Warrants	Price
Outstanding at Beginning of Period	1,584,609	$3.19	-0-	n/a
Options Granted	863,000	$3.19	1,175,000	$3.07
Warrants Granted	127,495	$2.40	409,609	$3.51
Exercised	-0-	-0-	-0-	n/a
Forfeited	(150,000)	$(3.00)	-0-	n/a

Outstanding at End of Period	2,425,104	$3.16	1,584,609	$3.19

Options Exercisable at End of Period	595,671	$3.30	225,000	$3.00
Weighted-average Fair Value of Options Granted During the Period		$.18		$.16

As of December 31, 2003, the range of option and warrant exercise prices for outstanding and exercisable options and warrants was $.01 to $5.00 with a weighted average remaining contractual life of 2.91 years.

Note 13. Stock Appreciation Rights and Restricted Share Units

In October 2002, the Company reduced compensation 25% for all executives of the Company. In November, the compensation of the Chief Executive Officer and President was further reduced to the minimum salary necessary to maintain group insurance coverage. To provide the Company executives the opportunity to restore this lost compensation at a future date a Stock Appreciation Rights Plan (Plan) was established effective October 1, 2002. The Plan provides that at the time the Company changes ownership or becomes a publicly held company (per specific provisions in the Plan), the Company executives receive in Company stock or cash the differential amount between the fair market value of the Company stock and the applicable initial value of their stock appreciation rights. For the period from October 1, 2002 through May 31, 2003, the conversion rate was $1.875 per each stock appreciation right for each $1.00 in reduced salary. Effective June 1, 2003, the conversion rate was amended to $3.00 per each stock appreciation right for each $1.00 in reduced salary. As of December 31, 2003 and 2002, this was a total aggregate salary reduction amount of $740,082 and $102,229, respectively.

Note 13. Stock Appreciation Rights and Restricted Share Units – (continued)

On December 31, 2003, the Company terminated its Stock Appreciation Plan and cancelled all outstanding rights granted. As consideration for the consideration of rights cancelled, each employee received restricted stock or cancellation their notes receivable (See Note 4) at rate of $3 per right. On December 31, 2003, the Company amended its 2002 Stock Option Plan to properly administer the granting of

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

Restricted Stock. Under the amended plan, employees are granted restricted units without cost to the employee. Each restricted share unit awarded to a participant represents an unfunded, unsecured right, which is nontransferable except in the event of death, of the employee to receive one share of common stock, $.01 par value on the date specified in the grant. The restricted share units granted under the plan vest evenly over three years, with immediate vesting upon termination. Information with respect to restricted share units and stock appreciation rights as of December 31, 2003 and 2002 is as follows:

	2003	2002
Stock Appreciation Rights Granted	245,193	54,522
Stock Appreciation Rights Outstanding	-0-	54,522
Restricted Shares Granted	239,481	-0-
Weighted Average Fair Value of Shares	$3.00	n/a
Pre-Tax Compensation Expense Charged to Earnings, net of cancellations	$727,606	$170,381
Cancellation of Notes Receivable	$179,544	$-0-

Note 14. Deferred Compensation Plan

In September 2003, the Company instituted a second salary reduction plan whereas executives of the Company agreed to an additional decrease in salary. Under this plan, the company will repay the difference between the wages paid immediately prior to the start of the plan and their reduced salary plus 20% of the difference. The deferred amount is due at a time when the company becomes profitable. As of December 31, 2003, the amount of deferred compensation accrued was $143,184.

Note 15. Employee Benefit Plans

Employees are paid through a professional employment organization (PEO). The PEO is a co-employer with the Company. It carries and maintains the Company’s employee benefit programs such as health insurance, dental, disability, life insurance and 401K plan. The Company’s costs for these plans are imbedded in the fee charged by the PEO for payroll costs.

Note 16. Lease Obligation

The Company leases its headquarters facility in Boca Raton, Florida and engineering center in Redwood City, California.

In addition, the company still leases its office space in Atlanta, Georgia formerly used for its headquarters under a lease expiring in January 2005. In connection with the relocation of its headquarters to Boca Raton, the Company subleased the Atlanta space to a third-party tenant.

Total rents paid during the periods ended December 31, 2003 and 2002 were $215,789 and $46,971, respectively.

Future minimum lease obligations under all operating leases are as follows:

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

December 31, 2004	$263,944
December 31, 2005	31,017
December 31, 2006	-0-
December 31, 2007	-0-
December 31, 2008	-0-

$294,961

The above rental expenses will be offset by $46,500 and $3,875 in sublease rental income during the years ending December 31, 2004 and 2005, respectively.

Note 17. Development Stage Enterprises

The Company is a development stage enterprise in that planned principal operations have only recently begun and only insignificant amounts of revenue have occurred through December 31, 2003. Development stage activities in which the Company has been actively engaged include building a management team, financial planning, raising capital, research and development, establishing sources of supply, acquiring property and equipment and other operating assets, training personnel, developing markets, building a network operation center, and developing customer billing systems.

Because of the factors noted in the preceding paragraph, the Company incurred a net loss of $4,576,415 and $1,331,027 during the periods ended December 31, 2003 and 2002, respectively. These losses, as well as the uncertain conditions that the Company faces relative to its ongoing debt and equity fund-raising efforts, create an uncertainty as to the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company’s success in its ability to obtain needed financing from its existing shareholders. The Company expects that if revenues and outside financing are inadequate to fund all the Company’s cash obligations through at least December 31, 2004, these financing requirements will be provided by one or more of its existing shareholders.

Note 18. Contingencies

As of December 31, 2003, the Company was a defendant in a lawsuit with former stockholders of its wholly-owned subsidiary, SuperCaller Community, Inc. (SC). The former stockholders have alleged the Company forced them to sell the SC. Management believes the suit has no merit and plans to vigorously defend the lawsuit. As of January 31, 2004 the outcome of the lawsuit is unknown. Therefore, no loss or liability has been recorded in the financial statements.

On June 30, 2003, the Company filed for arbitration against the former majority owner of SuperCaller Community, Inc. for liabilities exceeding the $400,000 threshold on September 17, 2002 as provided for in the purchase agreement. The excess liabilities that the Company claims amounts to $452,250 and is represented by 90,450 shares of the Company’s common stock that is being held in escrow by the escrow agent.

In October 2003, the Company entered into an agreement to acquire VoIP subscribers from a company claiming to be a well-known file sharing service and paid $118,000 pending the execution of a definitive agreement. Upon the failure to execute a definitive agreement, the original agreement was terminated and all monies paid were to be returned to the Company. Upon the failure to return the amounts due, the Company has filed a lawsuit to recover the amounts paid. As of January 31,

i2 TELECOM INTERNATIONAL, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2003 and 2002

2003, the outcome of the lawsuit is unknown. During the year ended December 31, 2003, the Company has recorded an expense of $118,000 as collection of this amount is uncertain.

The Company had been named a defendant in a lawsuit regarding a disputed amount due for patent preparation and filings. Based on the present status of these litigation matters, management believes this will not ultimately have a material effect on the results of operations, financial position, or cash flows of the Company.

Note 19. Subsequent Events

On January 30, 2004, the Company entered into a definitive Agreement and Plan of Merger with Digital Data Networks, Inc. (DDN), a Washington corporation. Pursuant to the agreement, the Company and DDN Acquisition Corporation (a wholly-owned subsidiary of DDN) will be merged with and into the Company with the Company to survive the Merger as a wholly-owned subsidiary of DDN.

Under terms of the agreement, at the effective time of the Merger, the issued and outstanding shares of:

1.	The Company’s common stock, $.01 par value per share, shall be converted into the right to receive and aggregate of 5,160,722 shares of the DDN’s common stock, no par value per share and 135,000 shares of DDN’s preferred stock series B, no par value per share.

Note 19. Subsequent Events – (continued)

2.	The Company’s preferred stock series A-1, $1.00 par value per share shall be converted into the right to receive an aggregate of 22,500 shares of DDN’s preferred stock Series A-1, no par value per share.

3.	The Company’s preferred stock series A-2, $1.00 par value per share shall be converted into the right to receive an aggregate of 30,600 shares of the DDN’s preferred stock series A-2, no par value per share.

4.	The Company’s preferred stock series B, $1.00 par value per share shall be converted into the right to receive an aggregate of 100,000 shares of DDN’s preferred stock series C, no par value per share.

The Company anticipates the Merger will close by February 27, 2004.

DNN is a publicly traded company which generates advertising revenue in the out-of-home advertising industry through its Transit Network operation, which sells advertising on its digital information network. The Transit Network’s digital information network is a network of computerized electronic displays that delivers information, both text and graphics, to riders on-board public transit vehicles, utilizing an FM sub-carrier signal to transmit the data. The Transit Network currently operates its digital information network on the Dallas Area Rapid Transit bus and rail system.

On January 30, 2004, DDN entered into an Asset Purchase Agreement with a newly created entity owned by certain members of DDN’s management team. Pursuant to the agreement, DDN agreed to sell substantially all its operating assets relating to its digital information network in exchange for the new owner’s assuming certain liabilities and obligations relating to such assets. The closing of the Asset Purchase is subject to the closing of the above mentioned merger and the satisfaction or waiver of other closing conditions set forth in the agreement.

i2 Telecom International, Inc.
f/k/a Digital Data Networks, Inc.

Selected Unaudited Pro Forma Financial Data

The unaudited pro forma condensed consolidated balance sheet of as of December 31, 2003 gives the effect to the purchase of i2 Telecom International, Inc., a Delaware corporation (“i2 Delaware”), as if it had occurred on that date. i2 Delaware was acquired on February 26,2004 pursuant to the Merger Agreement.

Under terms of the Merger Agreement, at the effective time of the Merger, the issued and outstanding shares of:

1.	i2 Delaware’s common stock, $.01 par value per share, shall be converted into the right to receive an aggregate of 5,160,722 shares of the Company’s common stock, no par value per share and 135,000 shares of the Company’s preferred stock series B, no par value per share.

2.	i2 Delaware’s preferred stock series A-1, $1.00 par value per share shall be converted into the right to receive an aggregate of 22,500 shares of the Company’s preferred stock Series A-1, no par value per share.

3.	i2 Delaware’s preferred stock series A-2, $1.00 par value per share shall be converted into the right to receive an aggregate of 30,600 shares of the Company’s preferred stock series A-2, no par value per share.

4.	i2 Delaware’s preferred stock series B, $1.00 par value per share shall be converted into the right to receive an aggregate of 100,000 shares of the Company’s preferred stock series C, no par value per share.

In addition to the above, i2 Delaware’s stockholders as of the effective time may be entitled to receive additional shares of the Company’s common stock and/or preferred stock, constituting 2,931,418 shares of common stock on an as-if-converted into the Company’s common stock basis, pending the outcome of a certain legal proceeding to which i2 Delaware is a party.

In addition to the acquisition of i2 Delaware, the Company sold substantially all its operating assets relating to its digital information transit network in exchange for the new owner’s assuming certain liabilities and obligations relating to such assets on February 27, 2004. The Company’s unaudited pro forma condensed consolidated balance sheet as of December 31, 2003 gives the effect of this sale as if it had occurred on that date.

The Company’s unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 gives the effect of the acquisition of i2 Delaware and the sale of the Company’s assets of digital information network as if it occurred on January 1, 2003. The column “i2 Delaware” in the Unaudited Proforma Condensed Consolidated Statement of Operations gives the effect to the revenues and expenses of the acquisition period they were not included in the Company’s historical financial statements. The acquisition of i2 Delaware is being accounted for using the purchase method of accounting.

i2 Telecom International, Inc.
f/k/a Digital Data Networks, Inc.

Selected Unaudited Pro Forma Financial Data

The following unaudited pro forma financial data have been included as required by the rules of the SEC and are provided for comparative purposes only. The unaudited pro forma financial data presented are based upon the historical financial statements of i2 Telecom International, Inc. f/k/a Digital Data Networks, Inc. and the historical statement of operations of i2 Delaware and should be read in conjunction with such financial statements and related notes thereto included in this report.

The pro forma financial data are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements, and the actual recording of the transactions could differ. The unaudited pro forma financial data are not necessarily indicative of the financial results that would have occurred had the acquisition of i2 Delaware and sale of the digital information transit network been effective on and as of the date indicated and should not be viewed as indicative of operations in future periods.

i2 TELECOM INTERNATIONAL, INC. f/k/a DIGITAL DATA NETWORKS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2003
(Dollars in Thousands)

					Pro Forma
					Adjustments	Pro Forma
			Pro Forma		Related to	Consolidated
			Adjustments	Pro Forma	Sale of	After Merger
			Related to	Consolidated	Transit	And Sale of
	i2 Telecom		Merger	After	Network	Transit
	f/k/a DDN	i2 Delaware	(Note a)	Merger	(Note b)	Network
Current Assets
Cash	$97	$671	$0	$768	$(97)	$671
Accounts Receivables	15	147	0	162	(15)	147
Inventory	0	767	0	767	0	767
Prepaid Expenses	23	20	0	43	(23)	43

Total Current Assets	135	1,605	0	1,740	(135)	1,605

Net Furniture and Equipment	13	830	0	843	(13)	830

Other Assets
Intangible Assets	0	3,072	11,220	14,292	0	14,292
Other Assets	1	43	0	44	(1)	43

Total Other Assets	1	3,115	11,220	14,336	(1)	14,335

Total Assets	$149	$5,550	$11,220	$16,919	$(149)	$16,770

Current Liabilities
Accounts Payable and Accrued Expenses	$142	$756	$0	$898	$(142)	$756
Deferred Revenue	147	100	0	247	(147)	100
Notes Payable — Current Portion	44	350	0	394	(44)	350
Notes Payable — Related Parties	0	225	0	225	0	225

Total Current Liabilities	333	1,431	0	1,764	(333)	1,431
Long-Term Debt, Net of Current Portion	36	0	0	36	(36)	0

Total Liabilities	369	1,431	0	1,800	(369)	1,431

Stockholders’ Equity
Preferred Stock	0	59	(59)	12,644	0	12,644
			12,644
Common Stock	13,466	20	(20)	16,161	0	16,161
			2,695
Restricted Shares	0	719	(719)	0	0	0
Paid In Capital		10,177	(10,177)	0	0	0
Accumulated Deficit	(13,686)	(6,856)	6,856	(13,686)	220	(13,466)

Total Stockholders’ Equity	(220)	4,119	11,220	15,119	220	15,339

Total Liabilities and Stockholders’ Equity	$149	$5,550	$11,220	$16,919	$(149)	$16,770

See accompanying notes to unaudited pro forma condensed consolidated financial data.

i2 TELECOM INTERNATIONAL, INC. f/k/a DIGITAL DATA NETWORKS, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the Year Ended December 31, 2003 (Dollars in Thousands)

					Pro Forma
					Adjustments	Pro Forma
			Pro Forma		Related to	Consolidated
			Adjustments	Pro Forma	Sale of	After Merger
			Related to	Consolidated	Transit	And Sale of
	i2 Telecom		Merger	After	Network	Transit
	f/k/a DDN	i2 Delaware	(Note a)	Merger	(Note b)	Network
Income	$753	$146	$0	$899	$(753)	$146
Cost of Sales	185	395	0	580	(185)	395

Gross Profit	568	(249)	0	319	(568)	(249)
Operating Expenses	540	4,778	142	5,460	(540)	4,920

Income (Loss) From Operations	28	(5,027)	(142)	(5,141)	(28)	(5,169)
Other Expenses	(7)	(328)	0	(335)	7	(328)

Net Loss From Continued Operations	21	(5,355)	(142)	(5,476)	(21)	(5,497)
Loss From Discontinued Operations	0	0	0	0	21	21
Gain On Disposal of Discontinued Operations	0	0	0	0	220	220

Net Loss	$21	$(5,355)	$(142)	$(5,476)	$220	$(5,256)

Weighted Average of Shares Outstanding:
Basic	3,082			8,243		8,243
Diluted	3,082			32,454		32,454
Basic
Loss per common share
From Continuing Operations	$(.01)			$(.66)		$(.67)
From Discontinued Operations	.00			.00		.03

Net Income per share	$(.01)			$(.66)		$(.64)

Diluted
Loss per common share
From Continuing Operations	$(.01)			$(.17)		$(.17)
From Discontinued Operations	.00			.00		.01

Net Income per share	$(.01)			$(.17)		$(.16)

See accompanying notes to unaudited pro forma condensed consolidated financial data.

i2 TELECOM INTERNATIONAL, INC. f/k/a DIGITAL DATA NETWORKS, INC. NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma financial data has been prepared to give effect to the acquisition by i2 Telecom International, Inc. f/k/a Digital Data Networks, Inc. The column headed “i2 Delaware” in the Unaudited Proforma Condensed Consolidated Statement of Operations gives the effect to the revenues and expenses of the acquisition period they were not included in our historical financial statements. The unaudited pro forma condensed consolidated statements are not necessarily indicative of the results of our future operations.

(a)	To record acquisition of i2 Delaware via issuance of common and preferred stock and elimination of the subsidiary’s historical equity. The statement of operations includes amortization of the portion of the purchase price allocated to patent pending technology.

(b)	Reflects the sale of the Company’s digital information transit network for total consideration equal to the total liabilities assumed by the buyer. The statement of operations reflect reclassify the portion operating income and expenses related to this business as discontinued operations.